Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-196473, 333-204063) and Form S-8 (No. 333-188545) of Armada Hoffler Properties, Inc. of our report dated April 1, 2016 relating to the combined statement of revenues and certain operating expenses of the Retail Portfolio, which appears in this Current Report on Form 8-K/A of Armada Hoffler Properties, Inc.

/s/ PricewaterhouseCoopers LLP
Cleveland, OH
April 1, 2016